                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AMERICA FIRST MORTGAGE INVESTMENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 5, 1999

    The Annual Meeting of Stockholders of America First Mortgage Investments, Inc. (the "Company") will be held at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on Wednesday, May 5, 1999, at 10:00 a.m., Central Daylight Time, for the following purposes:

(1) To elect two Class I directors.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor for the Company for the fiscal year ending December 31, 1999.

(3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Enclosed herewith is a Proxy Statement setting forth information with respect to the election of Class I directors and the ratification of the appointment of the independent auditors of the Company.

    Only stockholders holding shares of Common Stock of record at the close of business on March 22, 1999 will be entitled to notice of, and to vote at, the meeting.

    Please sign and return the enclosed proxy card using the envelope provided. You can revoke your proxy at any time. If you attend the meeting in person you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM S. GORIN
     ---------------------------------------------------------------------------
                                          William S. Gorin, SECRETARY

New York, New York
April 5, 1999

    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                                399 Park Avenue
                                   36th Floor
                            New York, New York 10022

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                  COMMON STOCK

    This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of America First Mortgage Investments, Inc. (the "Company") to be held on May 5, 1999 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are at 399 Park Avenue, 36th floor, New York, New York 10022. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about April 5, 1999.

    The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing a later-dated proxy with him. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company's Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. In addition, the directors believe outstanding shares owned by executive officers and directors of the Company will be voted "FOR" each such proposal. Such shares represent approximately 2.6% of the total shares outstanding as of March 22, 1999. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF BY PRINCIPAL STOCKHOLDERS,
  DIRECTORS AND OFFICERS

    Only holders of Common Stock of record at the close of business on March 22, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. At the Record Date, there were 9,055,142 shares of Common Stock which were issued and outstanding. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

    On the Record Date, the directors and officers beneficially owned the following shares of the Company's Common Stock. The Company does not believe that any stockholder owns more than 5% of the Company's Common Stock.

                                                                                     NUMBER OF SHARES
                                                                                       BENEFICIALLY      PERCENT OF
NAME                                                                                     OWNED(1)           CLASS
----------------------------------------------------------------------------------  ------------------  -------------
Michael B. Yanney, Director, Chairman of the Board................................         264,221(2)           2.9%

Stewart Zimmerman, Director, President and Chief Executive Officer................          56,100(3)             *

William S. Gorin, Executive Vice President and Secretary..........................          56,100(3)             *

Ronald Freydberg, Senior Vice President...........................................          35,200(3)             *

Gary N. Thompson, Chief Financial Officer and Treasurer...........................          12,500(3)             *

Michael L. Dahir, Director........................................................           6,860(3)             *

George Janzen, Director...........................................................           1,860                *

George H. Krauss, Director........................................................          40,500(3)             *

Gregor Medinger, Director.........................................................           7,860(3)             *

W. David Scott, Director..........................................................           1,960                *

All executive officers and directors as a group (10 persons)......................         483,161(3)           5.2%

------------------------

*   Less than 1% of class.

(1) Each director and executive officer has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly unless otherwise indicated.

(2) Includes 201,621 shares which are owned of record by entities which Mr. Yanney controls and 62,500 shares of the Company's common stock which may be acquired within 60 days of March 22, 1999, pursuant to the exercise of options by Mr. Yanney.

(3)   Includes 50,000, 40,000, 35,000, 12,500, 37,500, 5,000, 5,000 and 247,500
    shares of the Company's common stock which may be acquired within 60 days of March 22, 1999, pursuant to the exercise of options by Messrs. Zimmerman, Gorin, Freydberg, Thompson, Krauss, Dahir and Medinger, and all executive officers and directors as a group, respectively.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND COMMITTEES

    The full Board of Directors of the Company is composed of seven directors. The Board of Directors is divided into three classes with directors in each class serving for a term of three years. The terms of office of the current Class I, Class II and Class III directors will expire in 1999, 2000 and 2001, respectively. The Board of Directors has nominated Michael B. Yanney and Gregor Medinger as Class I directors to serve three-year terms expiring in 2002. Mr. Yanney and Mr. Medinger have each expressed an intention to serve, if elected, and the Board of Directors knows of no reason why either of Mr. Yanney or Mr. Medinger might be unavailable to serve. If either of Mr. Yanney or Mr. Medinger is unable to serve as a Class I director, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between either of Mr. Yanney or Mr. Medinger and any other person pursuant to which they were selected as nominees. The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. YANNEY AND MR. MEDINGER AS CLASS I DIRECTORS.

    The table below sets forth certain information regarding the directors of the Company. All members of, and nominees to, the Board of Directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

                                                                                                     DIRECTOR      TERM TO
NAME                                 AGE                     PRINCIPAL OCCUPATION                      SINCE       EXPIRE
--------------------------------     ---     -----------------------------------------------------  -----------  -----------
                                                          NOMINEES

Michael B. Yanney(1)............         65  Chief Executive Officer of America First Companies           1998         1999
                                             L.L.C.(2)

Gregor Medinger.................         55  President of HVB Capital Markets, Inc.                       1998         1999

                                               DIRECTORS CONTINUING IN OFFICE

Michael L. Dahir................         50  President and Chief Executive Officer of Omaha State         1998         2000
                                             Bank

George H. Krauss(3).............         57  Consultant to America First Companies                        1998         2000
                                             L.L.C.( 2) and Of Counsel to the law firm of Kutak
                                             Rock

Stewart Zimmerman...............         54  President and Chief Executive Officer of the Company         1998         2001

George V. Janzen................         70  Independent Investment Consultant                            1998         2001

W. David Scott..................         37  President and Chief Executive Officer of Magnum              1998         2001
                                             Resources, Inc.

------------------------

(1) Mr. Yanney also serves as a Director on the Boards of Directors of Burlington Northern Santa Fe Corporation, RCN Corporation, Kiewit Diversified Group, Inc., Forest Oil Corporation, Lozier Corporation, Freedom Communications, Inc., PKS Information Services, Inc., Magnum Resources, Inc. and Rio Grande Medical Technologies, Inc.

(2)   America First Companies L.L.C. is an affiliate of the Company.

(3) Mr. Krauss has been a consultant to America First Companies L.L.C. since 1997. Mr. Krauss also serves as a Director on the Boards of Directors of Gateway 2000, Inc. and Bayview Capital Corporation.

Information regarding other executive officers of the Company is found in the Company's Form 10-K, a copy of which accompanies this Proxy Statement.

    The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 1998, the Board of Directors held seven meetings and acted by written consent in lieu of a meeting five times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 1998.

    The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee. In addition, the Board of Directors has delegated certain functions and authority to America First Mortgage Advisor Corporation (the "Advisor") pursuant to the terms of an Advisory Agreement between the Company and the Advisor. The Advisor at all times is subject to the supervision of the Board of Directors and only has such functions and authority as the Company delegates to it. The Advisor is responsible for the day-to-day operations of the Company and performs such services and activities relating to the assets and operations of the Company as is agreed upon by the Advisor and the Board of Directors of the Company. The Advisor also acts as a consultant to the Company with respect to investments and policy decisions and provides the Company with the executive and administrative personnel and services required in rendering its services.

    AUDIT COMMITTEE. The functions performed by the Audit Committee include the review and oversight of all transactions among the Company and its directors, officers, holders of 5% or more of its shares of Common Stock or any affiliates, periodic review of the Company's financial statements and meetings with the Company's independent auditors. The Bylaws require that the entire Audit Committee be comprised of Directors who are not employees of the Company. The Audit Committee is composed of Directors Janzen and Scott. The Audit Committee held three meetings during fiscal 1998.

    COMPENSATION COMMITTEE. The duties of the Compensation Committee include determining the compensation of the Company's executive officers and the administration of the Company's 1997 Stock Option Plan (the "Stock Option Plan"). The Bylaws require that a majority of the members of the Compensation Committee be Directors who are not employees of the Company. The Compensation Committee consisted of Directors Medinger and Dahir. The Compensation Committee met one time during fiscal 1998.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Company or of the Advisor or its affiliates (the "Independent Director") receive annual directors' fee of $15,000, of which $5,000 is paid in cash and $10,000 is paid in the form of shares of Common Stock. The number of shares of Common Stock issued is based on the fair market value at the date of issuance. Directors are also eligible to receive grants of stock options and dividend equivalency rights ("DERs") under the Company's Stock Option Plan. A DER entitles its holder to receive a cash payment equal to the dividends paid on one share of the Company's Common Stock. Each Independent Director has been awarded 1,250 DERs and an option to acquire 5,000 shares of the Company's Common Stock. At the discretion of the Board of Directors, the Independent Directors may also be paid cash compensation for serving on committees of the Board of Directors. However, no such additional compensation was paid in 1998. All members of the Board of Directors are reimbursed for travel and other expenses incurred by them in connection with attending any meetings.

COMPENSATION OF EXECUTIVE OFFICERS

    The only remuneration that the Company may provide to its executive officers are grants of stock options and DERs under the Company's Stock Option Plan. The executive officers of the Company are paid a salary and bonus and receive certain employee benefits from America First Companies L.L.C., the parent of the Advisor ("America First"). However, the Company does not reimburse either America First or the Advisor for the salary, bonus or other employee benefits of these executive officers. Accordingly, the Company does not directly or indirectly pay its executive officers any salary or bonus or provide them with any employee benefits, except under its Stock Option Plan.

    The following table sets forth information regarding the annual and long-term compensation paid by the Company and America First to the Company's Chief Executive Officer and the other executive officers of the Company whose total salary and bonus paid with respect to acting as executive officers of the Company (the "Named Executive Officers") during fiscal 1998 exceeded $100,000. No information is presented for years prior to 1998 since the Company did not begin operations until April 9, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                               COMPENSATION(2) AWARDS
                                                                                              ------------------------
                                                                 ANNUAL COMPENSATION(1)            (G)
                                                             -------------------------------   SECURITIES
                            (A)                                            (C)        (D)      UNDERLYING
NAME AND                                                        (B)      SALARY      BONUS    OPTIONS/SARS      (G)
PRINCIPAL POSITION                                             YEAR        ($)        ($)          (#)        DERS(3)
-----------------------------------------------------------  ---------  ---------  ---------  -------------  ---------

Stewart Zimmerman..........................................       1998    274,616     55,000      100,000      100,000
President and Chief Executive Officer.

William S. Gorin...........................................       1998    138,000     46,000       80,000       80,000
Executive Vice President and Secretary

Ronald Freydberg...........................................       1998    132,500     50,000       70,000       70,000
Senior Vice President

------------------------

(1) All amounts are paid by America First Companies L.L.C., the parent of the Advisor. Other than the salary and bonus amounts shown, no Named Executive Officer received any other form of annual compensation required to be reported under the rules of the Securities and Exchange Commission.

(2) All amounts represent options to acquire Common Stock of the Company. As of March 22, 1999, the record date for the Annual Meeting, 50,000, 40,000 and 35,000 of the options were vested (or would vest within 60 days) for Messrs. Zimmerman, Gorin and Freydberg, respectively. The Company does not maintain any plan that awards restricted stock or stock appreciation rights (SARs(2)) to its executive officers.

(3) Dividend equivalency rights awarded during 1998. Of such amounts, dividend equivalency payments were made in 1998 only with respect to 25,000, 20,000 and 17,500 DERs, respectively. The aggregate amount of DER payments during 1998 were below the disclosure threshold established under the rules of the Securities and Exchange Commission.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

    Under the Company's Stock Option Plan, the Compensation Committee may grant either qualified or non-qualified stock options to the directors, officers and employees of the Company, the Advisor or their subsidiaries.

    The following table sets forth certain information with respect to stock options granted to Named Executive Officers of the Company during fiscal 1998:

                                            NUMBER OF      PERCENT OF TOTAL
                                             SHARES       OPTIONS GRANTED TO                                GRANT DATE
                                           UNDERLYING     EMPLOYEES IN FISCAL   EXERCISE     EXPIRATION      PRESENT
NAME                                     OPTIONS GRANTED         YEAR             PRICE         DATE         VALUE(1)
---------------------------------------  ---------------  -------------------  -----------  ------------  --------------
Stewart Zimmerman......................       100,000                 20%       $   9.375    April 2008    $    188,000
William S. Gorin.......................        80,000                 16%       $   9.375    April 2008    $    150,400
Ronald Freydberg.......................        70,000                 14%       $   9.375    April 2008    $    131,600

------------------------

(1) In accordance with the Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes option-pricing model. The Black-Scholes model is a complicated mathematical formula widely used to value exchange-traded options. However, stock options granted by the Company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-

    Scholes model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the term of the option. In calculating the grant date present values set forth in the table, because the Company had no trading history prior to the Merger Date, the Company utilized assumptions consistent with activity of a comparable peer group of companies. The following weighted average assumptions were used: expected volatility of 25%; dividend yield of 0% (6% for DER payments); risk free interest rate of 5.5%; and expected life of five years.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

    No options were exercised during fiscal 1998 by any executive officer of the Company. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 1998 held by the Company's Named Executive Officers.

                                                                                           (D)
                                                                                        NUMBER OF             (E)
                                                                                       SECURITIES          VALUE OF
                                                                                       UNDERLYING         UNEXERCISED
                                                                                       UNEXERCISED       IN-THE-MONEY
                                                                                     OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                                       FISCAL YEAR        FISCAL YEAR
                                                                                         END(#)             END($)
                                                      (B)                (C)        -----------------  -----------------
                    (A)                       SHARES ACQUIRED ON   VALUE REALIZED     EXERCISABLE/       EXERCISABLE/
NAME                                              EXERCISE(#)            ($)          UNEXERCISABLE      UNEXERCISABLE
--------------------------------------------  -------------------  ---------------  -----------------  -----------------
Stewart Zimmerman...........................             -0-                -0-       25,000/75,000         -0-/-0-
William S. Gorin............................             -0-                -0-       20,000/60,000         -0-/-0-
Ronald Freydberg............................             -0-                -0-       17,500/52,500         -0-/-0-

LONG-TERM INCENTIVE PLANS AND OTHER MATTERS

    The Company does not maintain a long-term incentive plan or pension plan (as defined in Item 402 of SEC Regulation S-K) for its officers and has not repriced any stock options for any of its officers during the last fiscal year.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THE REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

    EXECUTIVE OFFICER COMPENSATION. The only compensation that the Company may provide to its executive officers are awards of options to acquire shares of the Company's Common Stock and dividend equivalency rights ("DERs") under the Company's Stock Option Plan. A stock option allows its holder to acquire shares of the Company's Common Stock at a set price during a defined period of time. A DER entitles its holder to receive a cash payment equal to the dividends paid on one share of the Company's Common Stock. The Compensation Committee may make awards of stock options and DERs to its executive officers in order to provide an incentive to maximize their efforts on behalf of the Company by providing them with a proprietary interest in the Company. Such awards also encourage executive officers to remain employed with the Company and assist the Company in its efforts to attract new executive officers as the need arises. The Compensation Committee has discretionary authority to award stock options and DERs to the Company's executive officers and to determine the terms of such awards.

    During 1998, each of the executive officers of the Company was awarded stock options and DERs under the Company's Stock Option Plan. The Compensation Committee determined which of the executive officers are eligible to receive grants of stock options and DERs based on a number of factors, including their positions and responsibilities, the nature and value to the Company of such individuals accomplishments during the year and the potential contribution of such individuals to the ongoing success of the Company.

    COMPENSATION OF CEO. During fiscal 1998, Stewart Zimmerman, the chief executive officer of the Company, was awarded options to acquire 100,000 shares of the Company's Common Stock at $9.375 per share. Mr. Zimmerman also received 100,000 DERs, of which 25,000 were vested upon grant and the remainder will vest at the rate of 25,000 per year. The exercise price of the options is equal to the price at which the Common Stock traded on April 13, 1998, the date the Company's shares began public trading. Therefore, the options were designed as an incentive for Mr. Zimmerman to implement the Company's investment strategy in a manner designed to increase the value of the Company's Common Stock. The options and DERs were also awarded to Mr. Zimmerman in recognition of his efforts in connection with the merger of the predecessor limited partnerships with and into the Company and design and commencement of the Company's business strategy. These stock options and DERs represent the entire remuneration received by Mr. Zimmerman from the Company. He received no cash compensation from the Company for serving as chief executive officer during fiscal 1998. Accordingly, the Compensation Committee believes that the compensation provided by the Company is very reasonable to the Company compared with compensation packages provided to chief executive officers of similar companies in the same industry.

    COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to its executive officers. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

                                        GREGOR MEDINGER
                                        MICHAEL L. DAHIR

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Except as described herein, the Registrant is not a party to any transaction or proposed transaction with any person who is (i) a director or executive officer of the Registrant, (ii) a nominee for election as a director, (iii) an owner of more than 5% of the Common Stock or (iv) a member of the immediate family of any of the foregoing persons.

    Michael Yanney, the Chairman and a director of the Company, George Krauss, a director of the Company, and Gary Thompson, an executive officer of the Company, are equity owners of America First Companies L.L.C. ("America First"). Subsidiaries of America First engaged in the following transactions with the Company and its predecessors during 1998.

    The Advisor manages the operations and investments of the Company and performs administrative services for the Company. In turn, the Advisor receives a management fee payable monthly in arrears in an amount equal to 1.10% per annum of the first $300 million of stockholders' equity of the Company, plus
 .80% per annum of the portion of stockholders' equity of the Company above $300 million. The Company also pays the Advisor, as incentive compensation for each fiscal quarter, an amount equal to 20% of the dollar amount by which the annualized return on equity for such fiscal quarter exceeds the amount necessary to provide an annualized return on equity equal to the ten-year U.S. Treasury Rate plus 1%. During 1998, the Advisor earned a base management fee of $590,875. The Advisor was eligible to receive incentive compensation of approximately $2,800 in 1998. During 1998, the Company also reimbursed the Advisor for expenses totaling $992,875.

    America First Properties Management Company L.L.C. (the "Manager") provides property management services for certain of the multifamily properties in which the Company has an interest. The Manager receives a management fee equal to a stated percentage of the gross revenues generated by the properties under management, ranging from 4.5% to 5% of gross revenues. Such fees paid by the Company or its predecessors in 1998 amounted to $333,928.

    On April 9, 1998, America First Participating/Preferred Equity Mortgage Fund Limited Partnership (the "PREP Fund") and America First PREP Fund 2 Limited Partnership ("PREP Fund 2) were merged with and into the Company and America First PREP Fund 2 Pension Series Limited Partnership ("Pension Series") became a partnership subsidiary of the Company. Prior to this merger transaction, the general partners of PREP Fund ("AFCA 3") and of PREP Fund 2 and Pension Series ("AFCA 6") were entitled to receive annual administrative fees in connection with the operation of their respective partnerships, but only to the extent such fees were not payable by the owners of multifamily properties financed by these partnerships. The total amount paid by PREP Fund, PREP Fund 2 and Pension Series to AFCA 3 and AFCA 6 during 1998 and prior to the merger was $75,158. In addition, prior to the merger, PREP Fund, PREP Fund 2 and Pension Series reimbursed AFCA 3 and AFAC 6 for various general and administrative expenses incurred by AFCA 3 and AFCA 6 in connection with the operation of these partnerships. During 1998, such reimbursement paid to AFCA 3 and AFCA 6 equaled $240,706.

    COMPANY PERFORMANCE

    THE GRAPH IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THE GRAPH SHALL NOT BE DEEMED TO BE incorporated BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

    The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up two comparative stock indices on April 13, 1998, the date the Company's Common Stock commenced trading, through the end of the Company's fiscal 1998.

                            STOCK PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           AMERICA FIRST MORTGAGE   STANDARD & POORS COMPOSITE    MORTGAGE REIT
              INVESTMENTS, INC.              500 INDEX            PEER GROUP(1)
4/13/98                    $100.00                      $100.00          $100.00
6/30/98                     $84.93                      $102.18           $80.15
9/30/98                     $63.70                       $91.65           $62.99
12/31/98                    $50.00                      $110.77           $58.63

                                                                                4/13/98     6/30/98     9/30/98     12/31/98
                                                                              -----------  ---------  -----------  -----------
America First Mortgage Investments, Inc.....................................         100       84.93       63.70        50.00
Standard & Poors Composite 500 Index........................................         100      102.18       91.65       110.77
Mortgage REIT Peer Group(4).................................................         100       80.15       62.99        58.63

------------------------

(1) The peer group consists of Redwood Trust, Inc., Thornburg Mortgage Asset Corporation, American Residential Investment Trust, Inc. and Annaly Mortgage Management, Inc.

                     RATIFICATION OF APPOINTMENT OF AUDITOR

    PricewaterhouseCoopers LLP has been appointed by the Board of Directors as auditors for the Company and its subsidiaries for fiscal 1999. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S AUDITORS FOR FISCAL 1999.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Pursuant to the Company's Bylaws, stockholder proposals submitted for presentation at the Annual Meeting, including nominations for directors, must have been received by the Secretary of the Company at its home office no earlier than 90 days prior to the Annual Meeting or later than 60 days prior to the Annual Meeting. Accordingly, any shareholder proposals must have been submitted between February 8 and March 9, 1999. Therefore, no shareholder proposal may be submitted at this time for consideration at the annual meeting.

    In order to be included in the Company's proxy statement relating to its 2000 annual meeting, stockholder proposals must be submitted by December 7, 1999 to the Secretary of the Company at its home office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

    Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by shareholders for consideration at the Annual Meeting.

    The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company's Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

    The Company's Annual Report on Form 10-K, as filed by the Company with the Securities and Exchange Commission, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, such Annual Report on Form 10-K is not to be considered part of this proxy solicitation material.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM S. GORIN
     ---------------------------------------------------------------------------
                                          William S. Gorin, SECRETARY

New York, New York
April 5, 1999

                         REVOCABLE PROXY
             AMERICA FIRST MORTGAGE INVESTMENTS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICA FIRST MORTGAGE INVESTMENTS, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 5, 1999 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned hereby authorizes the Board of Directors of America First Mortgage Investments, Inc. (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on Wednesday, May 5, 1999, at 10:00 a.m., Central Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

         1. ELECTION OF DIRECTORS.

              / / FOR the nominees listed below for the term to expire in 2002 (except as marked to the contrary below)

             / /   WITHHOLD AUTHORITY to vote for all nominees listed below

                   NOMINEES:     Michael B. Yanney     Gregor Medinger

                   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CROSS OUT SUCH NOMINEE'S NAME.)

         2. AUDITORS. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal 1999.

                 / / FOR     / / AGAINST     / / ABSTAIN

         3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.


           (continued and to be signed on the reverse hereof)

         This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 5, 1999 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.


Dated: ______, 1999.



                                   (Signature)



                                   (Signature if held jointly)

                                   Please sign exactly as name appears on
                                   this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                             ENCLOSED ENVELOPE.